   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1995
                                            REGISTRATION NO. 33-. . . . . . . .

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                 TENNECO INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                76-0233548
                                                    (I.R.S. EMPLOYER
    (STATE OR OTHER JURISDICTION OF                IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                               TENNECO BUILDING
                             HOUSTON, TEXAS 77002
                                (713) 757-2131
         (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                  M. W. MEYER
                   VICE PRESIDENT AND DEPUTY GENERAL COUNSEL

                                 TENNECO INC.
                               TENNECO BUILDING
                             HOUSTON, TEXAS 77002
                                (713) 757-2131
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                         PROPOSED
                                          MAXIMUM     PROPOSED
  TITLE OF EACH CLASS OF       AMOUNT    OFFERING     MAXIMUM      AMOUNT OF
        SECURITIES             TO BE       PRICE     AGGREGATE    REGISTRATION
     TO BE REGISTERED        REGISTERED  PER UNIT* OFFERING PRICE     FEE
------------------------------------------------------------------------------
Debt Securities............ $900,000,000   100%*    $900,000,000    $310,345
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
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*  Estimated solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO COVERS $100,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED UNDER SAID ACT UNDER REGISTRATION NO. 33-54184.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
SUBJECT TO COMPLETION
DECEMBER 7, 1995

                                 $1,000,000,000

                                DEBT SECURITIES

                                  TENNECO INC.

  Tenneco Inc. (the "Company") directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell from time to time up to $1,000,000,000 aggregate principal amount (or its equivalent) of its debt securities (the "Securities") on terms to be determined at the time of sale. The specific designation, aggregate principal amount, maturities, rate (or method of calculation) and time of payment of interest, purchase price, any terms for redemption and the agent, dealer or underwriter, if any, in connection with the sale of the Securities in respect of which this Prospectus is being delivered and other terms of the Securities are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

  If an agent of the Company or a dealer or underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission, dealer's purchase price, or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Securities will be the purchase price of Securities sold less the aggregate of agents' commissions and underwriters' discounts and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

December   , 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Available Information................................................   2
      Incorporation of Certain Documents by Reference......................   2
      Tenneco Inc. ........................................................   3
      Use of Proceeds......................................................   3
      Description of Securities............................................   3
      Plan of Distribution.................................................   9
      Legal Opinions.......................................................  10
      Experts..............................................................  10

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 5th Street, N.W., Washington, D.C., and at regional offices of the Commission at the following addresses: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York, Chicago and Pacific Stock Exchanges.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Mr. Karl A. Stewart, Vice President and Secretary, Tenneco Inc., P.O. Box 2511, Houston, Texas 77252-2511, telephone number (713) 757-2131.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. The following documents filed with the Securities and Exchange Commission by the Company are incorporated as of their respective dates in this Prospectus by reference:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31,
  1994;

    (b) Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 9, 1995;

    (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

    (d) Current Reports on Form 8-K dated October 2, 1995 and November 17, 1995; and

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering hereunder, shall be deemed incorporated in this Prospectus by reference and to be a part of this Prospectus from the date of the filing of such documents.

                                  TENNECO INC.

  Tenneco Inc. is a holding company conducting all of its operations through subsidiaries. As used herein, the term "Tenneco" refers to the Company and its consolidated subsidiaries.

  The major businesses of Tenneco are natural gas transportation and marketing; manufacture and sale of automotive exhaust system parts and ride control products; construction and repair of ships; and manufacture and sale of packaging materials, cartons, containers and specialty packaging products. Tenneco also owns 21% of Case Corporation, a manufacturer of farm and construction equipment.

  Because the Company is a holding company rather than an operating company, its ability to pay interest on its outstanding indebtedness depends primarily upon the availability of funds from its operating subsidiaries.

  The address of the Company, a Delaware corporation, is P.O. Box 2511, Houston, Texas 77252-2511, and its telephone number is (713) 757-2131.

                                USE OF PROCEEDS

  Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be used for working capital and capital expenditures or to reduce indebtedness incurred for such purposes and to refinance long term debt maturing over the next several years and to refinance short term debt incurred to acquire businesses and assets. Any additional funds required for any of the foregoing purposes may be derived from internal sources, additional borrowings or other financial arrangements.

                           DESCRIPTION OF SECURITIES

  The Securities are to be issued pursuant to the provisions of an indenture (hereinafter called the "Indenture") dated as of March 15, 1988, between the Company and The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"). The following statements are summaries of certain provisions contained in the Indenture, a copy of which is filed as an exhibit to the registration statement of which this Prospectus is a part. They do not purport to be complete statements of all the terms and provisions of the Indenture, and reference is made to the Indenture for full and complete statements of such terms and provisions.

GENERAL

  The Indenture does not limit the amount of securities that can be issued thereunder, nor does it restrict the payment of dividends or the acquisition of capital stock by the Company or any subsidiary of the Company or the amount of debt which the Company or any subsidiary of the Company can incur. Additional securities may be issued under the Indenture from time to time and offered on terms determined by market conditions at the time of sale.

  The Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company.

  The Prospectus Supplement sets forth the following terms of the Securities in respect of which this Prospectus is delivered: (i) the designation of such Securities, (ii) the aggregate principal amount of such Securities, (iii) the percentage of principal amount at which such Securities will be issued, (iv) the date or dates on which such Securities will mature, (v) the rate or rates, if any, per annum (which may be fixed or variable) at which such Securities will bear interest or the method of determining such rate or rates, (vi) the times at which such interest, if any, will be payable, (vii) the date, if any, after which such Securities may be redeemed, or any applicable sinking fund requirements, and the redemption price or prices, (viii) the currency in which the Securities will be denominated (if other than U.S. dollars), and (ix) any other special terms.

  Principal, premium, if any, and interest, if any, will be payable at the principal corporate trust office of the Trustee in The City of New York, or that of its agent, provided that payment of interest, other than interest payable at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on registry books of the Company. Unless otherwise indicated in the Prospectus Supplement, payment of interest on any interest payment date will be made only to holders of the Securities in whose names the Securities are registered on the record date specified in the Securities.

  The Securities will be in registered form, without coupons, issuable in denominations of $1,000 (unless otherwise specified in the Prospectus Supplement) or any authorized multiple thereof.

LIENS

  So long as any Securities are outstanding, neither the Company nor any Subsidiary (as defined below) will create, assume or suffer to exist any Lien (as defined below) which secures Debt (as defined below) and which is on any capital stock of any Subsidiary owned by it; provided, however, that this prohibition does not apply to or prevent the creation or existence of any Lien upon any capital stock (i) created at the time of the acquisition of such capital stock by the Company or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such capital stock or Debt incurred to finance such purchase price; (ii) held by a person existing on such capital stock at the time such person becomes a Subsidiary; or (iii) of a foreign Subsidiary held directly or indirectly by another foreign Subsidiary to secure Debt of such other foreign Subsidiary.

  The Indenture provides that so long as any Securities are outstanding, the Company will not, and will not permit any Subsidiary, other than a Finance Subsidiary (as defined below) to, pledge, mortgage or hypothecate, or permit any Lien upon, any property or assets at any time owned by the Company or any Subsidiary, other than a Finance Subsidiary, to secure any Debt, without making effective provision whereby the Securities shall (so long as such other Debt shall be so secured) be equally and ratably secured with any and all such Debt and with any other Debt similarly entitled to be equally and ratably secured; provided, however, that such restriction shall not apply to nor prevent the creation or existence of any encumbrance upon capital stock permitted under the provision described in the preceding paragraph or:

    (a) any Lien upon any property or assets of the Company or any Subsidiary in existence on March 15, 1988, or created pursuant to an "after-acquired property" clause or similar term (including any Liens created upon substitution of cash or collateral of similar value) in existence at March 15, 1988, of any mortgage, pledge agreement, security agreement or other similar instrument in existence on March 15, 1988;

    (b) any Lien upon any property or assets created at the time of the acquisition of such property or assets by the Company or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price;

    (c) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Subsidiary);

    (d) any Lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition or otherwise;

    (e) the assumption by the Company or any Subsidiary of obligations secured by any Lien existing at the time of the acquisition by the Company or any Subsidiary of the property or assets subject to such Lien or at the time of acquisition of the person which owns such property or assets;

    (f) any extension, renewal or refunding of any permitted Liens on capital stock or any Lien permitted by paragraphs (a), (b), (c), (d) or (e) above on substantially the same property or assets theretofore subject thereto or any part thereof, securing Debt not in excess of the amount outstanding on the date of such extension, renewal or refunding;

    (g) any Lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

    (h) any Lien arising from or in connection with a conveyance by the Company or any Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

    (i) any Lien in favor of the Company or any Subsidiary;

    (j) any Lien created or assumed by the Company or any Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or any Subsidiary;

    (k) Liens upon rights-of-way for pipeline purposes;

    (l) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

    (m) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

    (n) Liens of taxes and assessments which are (i) for the then current year, or (ii) not at the time delinquent or (iii) delinquent but the validity of which is being contested at the time by the Company or any Subsidiary in good faith;

    (o) Liens of, or to secure performance of, leases;

    (p) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

    (q) any Lien upon property or assets acquired or sold by the Company or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

    (r) any Lien incurred in the ordinary course of business in connection with workmen's compensation or unemployment insurance, or to secure obligations imposed by statute or governmental regulations;

    (s) any Lien upon property or assets of any foreign Subsidiary to secure Debt of that foreign Subsidiary;

    (t) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Company or any Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries;

    (u) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by paragraphs (a) through (v) inclusive; or

    (v) any Lien securing any Debt in an amount which, together with all other Debt secured by a Lien that is not otherwise permitted by the provisions of any other provision set forth above, does not at the time of the incurrence of the Debt so secured exceed 10% of Consolidated Net Tangible Assets (as defined below), as shown on a balance sheet as of the end of the most recent fiscal quarter prior to the incurrence of such Debt for which a balance sheet is available. At September 30, 1995, 10% of Consolidated Net Tangible Assets was $918 million.

  If the Company or any of its Subsidiaries (other than a Finance Subsidiary) shall propose to so pledge, mortgage or hypothecate any assets or property at any time owned by it to secure any Debt, other than as permitted by subdivisions (a) through (v) inclusive above, the Company will prior thereto give written notice thereof to the Trustee, and the Company will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary to an additional or separate trustee), in form satisfactory to the Trustee, cause all the Securities effectively to be secured equally and ratably with such Debt, pledge, mortgage or hypothecation of such assets or property.

MODIFICATION OF INDENTURE

  The Indenture provides that, with the consent of the holders of not less than a majority in principal amount of Securities of all series at the time outstanding which will be affected by the modification or amendment to the Indenture (voting as a single class), the Company and the Trustee may enter into supplemental indentures for the purposes of modifying or amending any of the provisions of the Indenture or of any supplemental indenture, or of modifying the rights of the holders of the Securities affected by such modification or amendment, but may not, without the consent of the holders of all outstanding Securities affected by such modification or amendment, (i) extend the maturity, reduce the interest rate or modify in any other way the terms of payment of principal, premium, if any, or interest upon the Securities, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture.

DEFAULTS AND RIGHTS UPON DEFAULT

  The Indenture defines the term "default" with respect to a series of Securities to mean a default in the payment of interest or the making of any sinking fund redemption for 30 days on such series, a default in the payment of principal of or premium, if any, on such series (other than failure to make a sinking fund redemption), and a default in the performance of any of the Company's covenants in the Indenture for 60 days after written notice of such default.

  The term "default" also includes certain events involving the Company or Tennessee Gas Pipeline Company, a wholly-owned subsidiary of the Company ("Tennessee"), but not any of the Company's other Subsidiaries, in bankruptcy, reorganization, receivership or other insolvency proceedings, or an assignment by the Company or Tennessee for the benefit of creditors; provided that at the time of such event Tennessee is a Subsidiary of the Company. The assets of Tennessee presently consist primarily of its interstate gas pipeline system, assets utilized in its automotive business and capital stock, held directly or indirectly, of substantially all of the other Subsidiaries of the Company. The Indenture contains no restriction upon the transfer, sale or other disposition by Tennessee of all or a portion of its assets, whether to the Company or to unaffiliated parties, nor does it require that Tennessee's corporate existence continue.

  In addition, the term "default" includes default by the Company in the payment of principal of or interest on any obligation for money borrowed beyond any period of grace specified therefor or default by the Company in the performance of any of the terms of any agreement under which such obligation is created if the effect is to cause such obligation to become due prior to its stated maturity, if any such default is not waived by the required percentage of the holders of such obligations. In addition, the term "default" includes any default, of the type described in the preceding sentence, (i) by a domestic Subsidiary (other than a Finance Subsidiary) if such default results in acceleration of Debt of that Subsidiary in excess of 1% of the consolidated Debt of the Company and its Subsidiaries (excluding Debt of Finance Subsidiaries) or (ii) by two or more domestic Subsidiaries (other than a Finance Subsidiary) if such default results in acceleration of Debt of those Subsidiaries in excess of 5% of the consolidated Debt of the Company and its Subsidiaries (excluding Debt of Finance Subsidiaries).

  On or before May 1 in each year, the Company must file with the Trustee an officers' certificate stating whether or not, to the knowledge of the signers, the Company is in default in the performance of any of the terms of the Indenture.

  If a default shall have occurred and be continuing with respect to (i) the payment of principal of, premium, if any, or interest or sinking fund redemption payment on, any series of Securities or (ii) the performance of any other covenant of the Company relating to that series of Securities, the Trustee or the holders of at least 25% in principal amount of the Securities of the series affected in the case of clause (i) (or 25% in principal amount of all series affected in the case of clause (ii), treated as a single class) then outstanding may declare the principal of all the Securities of such series (or all such series, as the case may be) to be due and payable, but the holders of a majority in principal amount of the Securities then outstanding of that series (or all such series treated as a single class, as the case may be) may rescind such declaration if the default is cured. No Securityholder may enforce the Indenture except in the case of a refusal or neglect of the Trustee to act for 30 days after notice of default and after request by the holders of a majority in principal amount of the outstanding Securities of any series as to which a default has occurred in the case of a payment default and all other series affected thereby in the case of any other default, and the offer to the Trustee of indemnity and security satisfactory to it, but this provision does not prevent any Securityholder of that series from enforcing payment of principal of, or premium, if any, or interest or sinking fund redemption payment on, his Security. Holders of a majority in principal amount of the Securities of any and all series affected (treated as a single class) and then outstanding may direct the Trustee as to proceedings available to it under the Indenture. Prior to declaration of acceleration, any past non-payment default with respect to a particular series of Securities may be waived by the holders of a majority in principal amount of the Securities of all series then outstanding affected thereby (treated as a single class).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that the Company will not consolidate with or merge into, or sell, lease, transfer or otherwise dispose of its assets as, or substantially as, an entirety to any person unless the person resulting from such consolidation or into which the Company is merged or which acquired or leased the assets of the Company as, or substantially as, an entirety assumes the obligations of the Company under all the Securities then outstanding and, in the case of any such merger or consolidation, unless the person resulting from such consolidation or into which the Company is merged is a corporation existing under the laws of the United States, one of the States thereof or the District of Columbia.

DEFEASANCE

 Defeasance and Discharge of Securities of any Series

  The Company has the right at any time to be discharged from its obligations under the Securities of any series (except for certain obligations to register the transfer or exchange of the Securities of such series, to replace stolen, lost or mutilated Securities of such series, to maintain paying agencies and hold monies for payment in trust), subject to certain conditions, by depositing in trust with the Trustee an amount, in cash or securities of the United States government or securities issued by government agencies backed by the full faith and credit of such government ("U.S. Government Obligations"), sufficient to pay or provide for payment of all principal and interest and premium, if any, due and to become due on the Securities of such series and paying all other sums payable by it under the Indenture with respect to the Securities of such series.

  In order to be so discharged of its obligations, the Company must first deliver to the Trustee either a ruling from the Internal Revenue Service or an opinion of counsel to the effect that any such satisfaction and discharge will not result in recognition by holders of the Securities of such series of income, gain or loss for federal income tax purposes (other than income, gain or loss that would have been recognized in the same amount and in the same manner and at the same time or times as would have been the case absent such satisfaction and discharge). Notwithstanding the foregoing, the obligation of the Company to pay when due the principal of, any premium, if any, and interest on the Securities of such series will be reinstated if the Trustee is unable to pay when due any such amount from the money or U.S. Government Obligations as a result of any legal proceeding or order of any court or governmental authority.

 Defeasance of Certain Covenants

  The Company also has the right to be discharged of its covenant under the Indenture described under "Liens" above, insofar as the Securities of such series are concerned, by depositing in trust with the Trustee an amount, in cash or U.S. Government Obligations, sufficient to pay or provide for payment of all principal and interest and premium, if any, due and to become due on the Securities of such series and paying all other sums payable by it under the Indenture with respect to the Securities of such series. The Company is not required to deliver any ruling of the Internal Revenue Service or opinion of counsel with respect to the federal income tax consequences of any such discharge as described above under the caption "Defeasance and Discharge of Securities of any Series".

DEFINITIONS

  As used in the Indenture,

    (i) the term "Consolidated Assets" means at any date the consolidated assets of the Company and its consolidated Subsidiaries including all investments by the Company or its consolidated Subsidiaries in other entities (less applicable reserves and other properly deductible items), determined on a consolidated basis as of such date;

    (ii) the term "Consolidated Net Tangible Assets" means at any date Consolidated Assets after deducting therefrom (a) all current liabilities of the Company and its consolidated Subsidiaries (excluding any which are, by their terms unconditionally extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) Goodwill, all determined on a consolidated basis as of such date;

    (iii) the term "Debt", as applied to any person, means any obligation created or assumed by such person for the repayment of money borrowed and any purchase money obligation created or assumed by such person. All such Debt guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase said Debt and all such Debt secured by mortgage or other lien upon property owned by such person and upon which such person customarily pays interest, although such person has not assumed or become liable for the payment of such Debt, shall for all purposes hereof be deemed to be "Debt" of such person;

    (iv) the term "Domestic Subsidiary" means any Subsidiary which is not a foreign Subsidiary;

    (v) the term "Finance Subsidiary" means any Subsidiary which is principally engaged in the business of financing the sale or lease of the goods or services of the Company and its consolidated Subsidiaries and third parties. At September 30, 1995, the Company's only Finance Subsidiary was Tenneco Credit Corporation;

    (vi) the term "foreign Subsidiary" means any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia and (determined on a consolidated basis) more than 66 2/3% of its sales or earnings are derived from operations located in, or more than 66 2/3% of its assets are located in, territories of the United States of America and jurisdictions outside the United States of America.

    (vii) the term "Goodwill" means at any date the amount of the Company's investment in consolidated Subsidiaries in excess of the net assets of such Subsidiaries at the time of acquisition of such assets, less amortization on such excess amount from the time of acquisition thereof, all as reflected on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of such date;

    (viii) the term "Lien" means any mortgage, pledge, security interest, lien or other encumbrance; and

    (ix) the term "Subsidiary" means any corporation or other person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

THE TRUSTEE

  The Chase Manhattan Bank (National Association), the Trustee under the Indenture, is trustee under the indentures under which the Company's presently outstanding debentures and certain of its notes are issued and under indentures under which certain obligations of subsidiaries of the Company are outstanding. The Chase Manhattan Bank (National Association) is a party to bank loan agreements with the Company and certain of its subsidiaries, and is a depositary of funds of the Company and for many years has served as a depositary of funds of subsidiaries of the Company.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and
(iv) through dealers.

  Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date specified in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts specified in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and that the issuance of the Securities covered by any Contract shall not result in the breach of any of the provisions of or constitute a default under any other agreement or instrument of the Company. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

  Certain legal matters in connection with the Securities offered hereby are being passed upon for the Company by Mr. M. W. Meyer, Vice President and Deputy General Counsel of the Company, and for any agents or underwriters, as the case may be, by Messrs. Cahill Gordon & Reindel (a partnership including a professional corporation), 80 Pine Street, New York, New York. The Company has been advised by Mr. Meyer that at November 30, 1995, he beneficially owned 24,850 shares of Common Stock of the Company (including options to purchase 4,001 shares of Common Stock, which options are either presently exercisable or exercisable within 60 days of such date). Cahill Gordon & Reindel from time to time performs legal services for the Company and its subsidiaries and members of Cahill Gordon & Reindel are the beneficial owners of securities of the Company.

                                    EXPERTS

  The financial statements and schedules of the Company and its consolidated subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph that describes certain litigation discussed in Note 6 of those statements, the outcome of which impacts Tennessee Gas Pipeline Company's ongoing customer settlement discussions over the recoverability of its contract reformation costs. Further reference is made to said report, which also includes an explanatory paragraph with respect to the change in the methods of accounting for postemployment benefits, income taxes and postretirement benefits other than pensions.

  The combined financial statements of Mobil Plastics Division of Mobil Corporation appearing in the Current Report of Tenneco Inc. on Form 8-K dated November 17, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference and included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following are the estimated expenses to be incurred by the Company in connection with the offering described in this Registration Statement.

   Registration fee................................................. $310,345
   Printing and engraving expense...................................   75,000*
   Trustee's fees...................................................   50,000*
   Paying agent's fees..............................................   15,000*
   Auditors' fees...................................................  250,000*
   Rating agency fees...............................................  155,000*
   Miscellaneous, including Blue Sky qualification expense, travel,
    telephone and telegraph and various out-of-pocket expenses......   34,655*
                                                                     --------
     Total.......................................................... $890,000*
                                                                     ========

--------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The By-Laws of the Company include the following provisions.

    "Section 14. Each person who is or was a director or officer of the Company, or who serves or may have served at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) and who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, including appeals, shall be indemnified by the Company as a matter of right to the full extent permitted or authorized by the General Corporation Law of Delaware, as it may from time to time be amended, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the Company, or who serves or may have served at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board, be indemnified by the Company to the same extent as provided herein with respect to directors and officers of the Company.

    "The Company may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The Company may, but shall not be obligated to, pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

    "The indemnification provided by this Section 14 shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise."

  The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the foregoing By-Law provision, and to insure the officers and directors of the Company, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

  See "Item 17, Undertakings" for a description of the Securities and Exchange Commission's position regarding such indemnification provisions.

ITEM 16. EXHIBITS.

  Exhibits not incorporated by reference to a prior filing are designated by an asterisk; all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.

       1    --Form of Underwriting Agreement Standard Provisions (Debt
             Securities) and Delayed Delivery Contract (Exhibit 1 to
             Registration Statement No. 33-51886).
       2    --Asset Purchase Agreement among Mobil Oil Corporation, Mobil
             Chemical Center Limited and Tenneco Inc. dated as of October 1,
             1995 (Exhibit 2 to Form 8-K of Tenneco Inc. dated November 17,
             1995, File No. 1-9864).
       4    --Indenture dated as of March 15, 1988, from the Company to The
             Chase Manhattan Bank (National Association), as Trustee (Exhibit
             4(a) to Registration No. 33-20721).
      *5    --Opinion of M. W. Meyer, Esq.
       8    --None.
      12    --None.
      15    --None.
     *23(a) --The consent of M. W. Meyer is contained in his opinion filed as
             Exhibit 5 to this Registration Statement.
     *23(b) --The consent of Arthur Andersen LLP, Independent Public
             Accountants for Tenneco Inc.
     *23(c) --The consent of Ernst & Young LLP, Independent Auditors.
     *24    --Powers of Attorney of the following Directors of Tenneco Inc.:
               Mark Andrews
               W. Michael Blumenthal
               M. Kathryn Eickhoff
               Peter T. Flawn
               Henry U. Harris, Jr.
               Belton K. Johnson
               Joseph J. Sisco
               Clifton R. Wharton, Jr.
     *25    --Statement of Eligibility and Qualification on Form T-1 of The
             Chase Manhattan Bank (National Association).
      26    --None.
      27    --None.
      28    --None.
      99    --None.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas, on the 6th day of December, 1995.

                                          TENNECO INC.

                                                   /s/ Dana G. Mead
                                          By___________________________________
                                             DANA G. MEAD, CHAIRMAN AND CHIEF
                                                     EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                             TITLE                  DATE
                 ---------                             -----                  ----
            /s/ Dana G. Mead
--------------------------------------------
                DANA G. MEAD                   Principal Executive
                                                     Officer
                                                   and Director         December 6, 1995
         /s/ Robert T. Blakely
--------------------------------------------
             ROBERT T. BLAKELY               Principal Financial and
                                                Accounting Officer      December 6, 1995

Mark Andrews, W. Michael Blumenthal,
 M. Kathryn Eickhoff, Peter T. Flawn,
 Henry U. Harris, Jr., Belton K.
 Johnson, Joseph J. Sisco, Clifton R.
 Wharton, Jr.
                                               Directors

         /s/ M. W. Meyer                                        December 6, 1995
By____________________________________
          ATTORNEY-IN-FACT